Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Faisal Qadir 608-278-6207

Spectrum Brands Completes Sale of
Hardware and Home Improvement Business for $4.3 Billion

MIDDLETON, Wis. – June 20, 2023 – Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today announced the closing of the previously announced sale of the Company’s Hardware and Home Improvement business (“HHI”) to ASSA ABLOY for $4.3 billion in cash, prior to customary purchase price adjustments.

David Maura, Spectrum Brands’ Chief Executive Officer, said, “We are very pleased to complete this transaction, which is the culmination of a tremendous amount of hard work. I am thankful for our management team’s efforts and the steadfast support and encouragement of our Board of Directors and stockholders. We could not have asked for a better partner in ASSA ABLOY and could not be happier to have them as the new stewards of our business and employer of our former colleagues.

Today’s closing delivers significant liquidity and strength to our balance sheet providing us with solid financial footing to execute on our objectives both strategically and operationally in this increasingly uncertain and challenging economic environment. After taxes, fees, and customary price adjustments, we expect to receive approximately $3.6 billion of net proceeds from this sale.

We intend to use the proceeds from the sale to materially reduce our indebtedness, strengthen our operating performance and fund opportunistic M&A activities. We will also be in a position to return a substantial amount of capital to our stockholders.

We remain committed to our strategic goal of becoming a faster growing, higher margin, pure play Global Pet Care and Home & Garden company by ultimately separating our Home & Personal Care business from our remaining businesses in the medium term. These initiatives are a testament to our commitment to delivering value to our stockholders and underscores our view that our Company has significant upside potential.”

Page 1 / 4

The Company intends to reduce its indebtedness by approximately $1.6 billion by repaying in full the outstanding loans under its term loan facility and revolving credit facility, which had outstanding loans in a principal amount of $392 million and $715 million, respectively, as of the time of close, and by redeeming in full our 5.75% Notes due July 15, 2025, of which approximately $450 million in aggregate principal amount is outstanding. Following these repayments, the Company intends to permanently terminate the $500 million of revolving loan commitments under its $1.1 billion revolving credit facility, with the remaining $600 million of revolving loan commitments being available under its credit agreement for subsequent borrowings.

The Company’s Board of Directors has approved a new stock repurchase program authorizing the purchase of up to $1 billion of common stock, replacing the prior stock repurchase program. Pursuant to this program, the Company intends to enter into an accelerated share repurchase agreement to purchase an aggregate of $500 million of the Company’s common stock. After paying down debt and funding this ASR, the Company expects to be at a net cash position at the end of fiscal 23.

Finally, the Company also intends to use a portion of the transaction proceeds to invest in its long-term operating performance and free cash flow generating capacity. The Company will continue to seek opportunities to invest in its employees and talent base, marketing, advertising and innovation of new products and IT infrastructure. Additionally, the Company will continue to monitor the market for opportunistic, attractive and synergistic M&A opportunities particularly within its Global Pet Care business. Until deployed, the Company will invest the remaining proceeds in highly rated, liquid depository accounts, time deposits, and money market funds, taking advantage of the investment returns available from the attractive current market rates.

As previously announced, on September 8, 2021, Spectrum Brands announced an agreement to sell HHI to ASSA ABLOY, subject to receipt of regulatory approvals and satisfaction of customary closing conditions. On September 15, 2022, the U.S. Department of Justice (the “DOJ”) filed a lawsuit to block the closing of the sale and on December 2, 2022, in order to address the DOJ’s concerns, ASSA ABLOY entered into an agreement to sell its Emtek and the Smart Residential Business in the U.S. and Canada to Fortune Brands. Thereafter, on May 5, 2023, the parties entered into a stipulation with the DOJ to settle the lawsuit and receive the DOJ’s approval for the completion of the sale. Finally, on June 5, 2023, the parties received the final remaining regulatory approval from the Mexican competition authority to complete the transaction.

Page 2 / 4

About Spectrum Brands

Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, BLACK + DECKER®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™.

Cautionary & Forward-looking Statements

Repurchases of the Company's common stock may be made in the open market or through privately negotiated transactions (including under the ASR agreement), or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, subject to market and business conditions, legal requirements, and other factors. This share repurchase authorization does not obligate the Company to acquire any particular amount of common stock, and share repurchases may be commenced or suspended at any time at the Company's discretion.

This press release does not constitute a notice of redemption for the 5.75% Notes due July 15, 2025.

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors and uncertainties that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) our ability to successfully deploy the proceeds of the HHI sale as planned or at all, including our ability to pay down the indebtedness, to repurchase our shares pursuant to our stock repurchase program, and/or enter into the ASR; (2) our ability to separate the HPC business and transform the Company to a pure play Global Pet Care and Home & Garden company on the timeline indicated or at all; (3) our ability to invest and receive the benefits from the investment in the operations of the Company; and (4) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH
Page 3 / 4

Holdings, LLC, including our fiscal 2022 Annual Report and subsequent Quarterly Reports on Form 10-Q.

Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this press release is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
# # #
Page 4 / 4